78158849-2

Exhibit 10.3

Execution Version

21 July 2026

Share Pledge Agreement

(Verpfändung von Geschäftsanteilen an einer Societas Europaea)

between

ADTRAN HOLDINGS, INC.

as Pledgor

and

JPMORGAN CHASE BANK, N.A.

as Pledgee

and

ADTRAN NETWORKS SE

as Pledged Company

78158849-2

2/4

TABLE OF CONTENTS

1. Definitions and Interpretation……………………………… 4

2. Shares………………………………………………………. 7

3. Creation of Pledges………………………………………… 7

4. Security purpose……………………………………………. 9

5. Notification of Pledges to Pledged Company …………… … 9

6. Notification to Depository Bank…………………………… 9

7. Distributions……………………………………………….. 10

8. Exercise of membership rights…………………………….. 11

9. Further Assurance…………………………………………. 11

10. Enforcement……………………………………………….. 11

11. Representations and Warranties…………………………… 14

12. Undertakings of the Pledgor………………………………. 15

13. Release of Security………………………………………. .. 17

14. Waiver of Defence ………………………………………… 17

15. Duration and Independence……………………………… .. 17

16. Notices and Language…………………………………… .. 18

17. Partial invalidity…………………………………………… 19

18. Remedies and waivers……………………………………… 19

19. Amendments……………………………………………….. 20

20. Transfer of rights…………………………………………… 20

21. Governing law and jurisdiction…………………………….. 20

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THIS SHARE PLEDGE AGREEMENT (the "Agreement") is made on the date set out on the front page of this Agreement and is made between:

1.
ADTRAN HOLDINGS, INC., with business address at 901 Explorer Blvd., Huntsville, Alabama, 35806, USA as pledgor (Verpfänder) (the "Pledgor");
2.
JPMORGAN CHASE BANK, N.A., with business address at 131 S Dearborn St, Floor 04, Chicago, IL, 60603-5506, USA as pledgee (Pfandgläubiger) (the "Pledgee" and the "Administrative Agent"); and
3.
ADTRAN NETWORKS SE, with registered office at Märzenquelle 1-3, 98617 Meiningen OT Dreißigacker, Germany, registered with the commercial register (Handelsregister) kept at the local court (Amtsgericht) of Jena, Germany with registration number HRB 508155 as pledged company (the "Pledged Company");

the Pledgor, the Pledgee and the Pledged Company are hereinafter collectively referred to as the "Parties" and each a "Party".

WHEREAS

(A)
Pursuant to the credit agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") dated 21 July 2026 made between, inter alia, ADTRAN HOLDINGS, INC. as Holdings, ADTRAN, INC. as US Borrower (the "US Borrower"), ADTRAN NETWORKS SE as German Borrower (the "German Borrower" and together with the US Borrower, the "Borrowers"), JPMORGAN CHASE BANK, N.A. as Administrative Agent for the US Borrower and J.P. MORGAN SE, as Administrative Agent for the German Borrower and certain banks and financial institutions as lenders thereto (the "Lenders"), the Lenders have agreed to provide certain credit facilities to the Borrowers upon the terms and subject to the conditions set forth therein.
(B)
The Parties have further agreed that the obligations under the Loan Documents (as defined below) shall be secured by, inter alia, the security to be created by this Agreement.
(C)
The security created by this Agreement is to be held by the Pledgee in its own right and shall be administered in its capacity as Administrative Agent for and on behalf and for the benefit of the Secured Parties (as defined in the Credit Agreement).
(D)
As of the date of this Agreement, the Pledged Shares (as defined below) are pledged (such pledges, the "Existing Pledges") in connection with a credit agreement originally dated 18 July 2022 between, inter alios, the Pledgor as holdings, ADTRAN, INC. and the Pledged Company as borrowers, the lenders party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION as administrative agent (as amended and/or restated from time to time prior to the date of this Agreement, the "Existing Credit Agreement"). The loans made available to the respective borrowers under the Existing Credit Agreement will be refinanced with, inter alios,

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the proceeds utilised under the Credit Agreement and that, simultaneously with the first utilisation under the Credit Agreement, the Existing Pledges are released (the "Release").

IT IS AGREED as follows:

1.
Definitions and Interpretation

1.1
Definitions

Unless otherwise defined in this Agreement, words and expressions defined in the Credit Agreement shall have the same meaning when used in this Agreement and:

"Ancillary Rights" means:

a)
all rights and claims for or in respect of:
aa)
any dividends and other distributions (whether payable in cash or kind) paid or made by the Pledged Company on or in respect of the Pledged Shares;
bb)
any interest participation coupons (Zinsanteilsscheine), profit participation coupons (Gewinnanteilsscheine), renewal coupons (Erneuerungsscheine) or bonus stocks (Berichtigungsaktien) (in each case, if any);
cc)
any liquidation proceeds, consideration for redemption (Einziehungsentgelt) or surplus in case of abandonment (Preisgabe) of the Pledged Shares;
dd)
any repayment of capital in case of a capital decrease (Kapitalherabsetzung) of the Pledged Company;
ee)
any compensation in case of termination (Kündigung), expulsion (Ausschluss) or withdrawal (Austritt) of a shareholder of the Pledged Company in respect of the Pledged Shares (including in case of a, merger, demerger or other reorganisation of the Pledged Company);
ff)
any claim for additional cash payment (Anspruch auf bare Zuzahlung) in case of a merger, demerger or other reorganisation of the Pledged Company;
gg)
any other surrogate or substitute of the Pledged Shares (including any shares or other ownership interests issued to the Pledgor in respect of the Pledged Shares in case of a merger, demerger or other reorganisation of the Pledged Company); and
hh)
the consideration for, or proceeds of, any disposal of the Pledged Shares (whether payable in cash or kind);
b)
all other monetary claims associated with, or derived from, the Pledged Shares (including any claims arising under or in connection with a squeeze-out);

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c)
all subscription rights to newly issued shares (Bezugsrechte für junge Aktien) or bonus stocks (Berechtigungsaktien) in the Pledged Company, convertible bonds (Wandelschuldverschreibungen) or profit participation certificates (Gewinnschuldverschreibungen), all claims for certification of any Shares (Verbriefungsrechte) and all options and rights to purchase shares in the Pledged Company, in each case to the extent arising from, allocated in respect of or otherwise directly derived from the Pledged Shares;
d)
all other non-monetary rights and claims associated with, or derived from, the Shares (other than voting and other membership rights); and
e)
all monetary claims against the Pledged Company under or in connection with any present or future (partial) profit and loss transfer agreement ((Teil-) Gewinnabführungsvertrag) between the Pledgor and the Pledged Company, in each case whether present or future, actual or contingent. "Assignment" has the meaning given to that term in Clause 3.3 hereof.

"Clearstream" means Clearstream Europe AG (formerly known as Clearstream Banking AG, Frankfurt am Main).

"Collateral" means the Pledges and the Assignment.

"Depository Account" means the securities account no. 99641100 held with the Depository Bank opened in the name of the Pledgor including any sub-accounts (Unterkonten) and all rights and claims pertaining thereto and any renewal, replacement and extension thereof.

"Depository Bank" means Computershare Trust Company, N.A. and any other depository bank in connection with any Depository Account, the Shares or any Share Certificate.

"Depository Rights" means all future rights and claims which the Pledgor will have against any Depository Bank in respect of any Depository Account, the Shares and any Share Certificate, including, without limitation, all present and future rights and claims in connection with:

a)
any securities entries (Wertpapiergutschriften) on any Depository Account;
b)
any share certificates deposited at any Depository Bank;
c)
any payment claims of the Pledgor against any Depository Bank; and

any ancillary right and other claim of the Pledgor arising under or in connection with any Depository Account or the contractual relationship with any Depository Bank.

"Distributions" means any dividends and other distributions (whether payable in cash or kind) paid or made by the Pledged Company on or in respect of any Shares.

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"Enforcement Event" means an Event of Default has occurred and is continuing following which the Administrative Agent has sent an acceleration notice to the Borrower when required to under section 7.02 of the Credit Agreement.

"Existing Pledges" has the meaning given to that term in the Preamble. "Existing Shares" has the meaning given to that term in Clause 2.2 hereof.

"Existing Share Pledge" means the share pledge agreement relating to shares in the Pledge Company dated 24 January 2024 between the Pledgor as pledgor, WELLS FARGO BANK, NATIONAL ASSOCIATION as pledgee and the Pledged Company as company.

"Future Shares" means all shares in the Pledged Company of which the Pledgor becomes the owner after the date of this Agreement, whether by way of transfer, split or combination of stocks, or any shares arising from a capital increase from retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) and/or, subject to the entering of the resolution adopted as to the respective conditional capital increase into the competent commercial register, conditional capital (Kapitalerhöhung aus bedingtem Kapital) (but in each case, for the avoidance of doubt, not in the event of any other increase of the capital of the Pledged Company).

"Parallel Debt" means the undertaking of the Loan Parties pursuant to Section 9.20 of the Credit Agreement.

"Pledged Shares" means the Existing Shares and all Future Shares that are pledged pursuant to this Agreement.

"Pledges" has the meaning given to that term in Clause 3.4 hereof. "Release" has the meaning given to that term in the Preamble.

"Secured Obligations" means all present and future liabilities and obligations at any time due, owing or incurred by any Loan Party to the Pledgee under or in connection with the Loan Documents (including, but not limited to, the Parallel Debt), both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity. The Secured Obligations shall include any obligations based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

"Share Certificate" means the global share certificate (Globalurkunde) representing the Shares of the Pledged Company and any other certificate or securities representing any of the Shares or any right in relation thereto, including interest and dividend coupons, annuity bands, renewal coupons and all related certificates.

"Shares" means all shares in the Pledged Company as set out in Clause 2.1 and shall also include shares of the Pledged Company hereafter issued and authorized.

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1.2
Interpretation
a)
This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.
b)
Clause and Schedule headings are for ease of reference only.
c)
Words importing the singular include the plural and vice versa.
d)
Any reference in this Agreement to a Clause, Paragraph or a Schedule shall, subject to any contrary indication, be construed as a reference to a clause, paragraph or schedule of this Agreement.
e)
Any reference in this Agreement to a document defined in this Agreement or to a statute is a reference to that defined document as amended (however fundamentally), supplemented, novated, restated or superseded from time to time.

2.
Shares
2.1
The Pledged Company has a registered share capital (Grundkapital) of EUR 52,054,500.00 divided into 52,054,500 no par value bearer ordinary shares (auf den Inhaber lautende Stammaktien in Form von Stückaktien) each with a notional share of the share capital (mit einem rechnerischen Anteil am Grundkapital) of EUR 1.00. All shares of the Pledged Company are fully paid in. There is no obligation for any shareholder to make any additional contributions.
2.2
The Pledgor is the sole owner of 37,427,983 shares in the Pledged Company which are credited to the Depository Account with the Depository Bank (the "Existing Shares").
2.3
All Shares are certified in the Share Certificate deposited in collective custody (Girosammelverwahrung) with Clearstream as central depository bank for securities (Wertpapiersammelbank).

3.
Creation of Pledges
3.1
The Pledgor hereby grants to the Pledgee pledges (Pfandrechte) over
a)
the Existing Shares;
b)
any Future Shares acquired by the Pledgor after the date of this Agreement;
c)
any Ancillary Rights pertaining to the Pledged Shares;
d)
any Depository Rights; and

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e)
all of its current and future ownership (Eigentum) or co-ownership interest (Miteigentumsanteile) in the Share Certificate (or any replacements thereof) in relation to the Pledged Shares and the collective custody holding (Sammelverwahrung) with Clearstream Banking AG, Frankfurt am Main; and
f)
all of its present and future shareholding rights (Mitgliedschaftsrechte) in the Pledged Company deriving from and/or pertaining to the Shares owned by it.
3.2
The Pledgor also grants pledges to the Pledgee over any and all of its present and future claims (including, without limitation, any present and future claims for delivery and surrender) against the Depository Bank, Clearstream and the Pledged Company with regard to the Pledged Shares including those deposited abroad.
3.3
For the purpose of constituting the Pledges, instead of physical delivery of any deeds in relation to the Shares (Aktienurkunden), as applicable, and/or the Share Certificate, the Pledgor hereby assigns to the Pledgee (the "Assignment") its present and future claims against the Depository Bank (or any of its legal successors) and the Pledged Company, for delivery and surrender (Liefer-, Rückforderungs- und Herausgabeansprüche) in relation to the Pledged Shares and any other claims for delivery and surrender arising under or in connection with the account keeping relationships for the Depository Account, in particular, but not limited to, the claims pursuant to section 695 BGB, sections 6, 7 and 8 of the German Securities Deposit Act (Depotgesetz) and any other claims for delivery and surrender arising under or in connection with the account keeping relationship.
3.4
The pledges granted pursuant to Clauses 3.1 and 3.2 are referred to as the "Pledges". The Pledgee hereby accepts the Pledges and the Assignment.
3.5
The Existing Shares held by the Pledgor at the date of this Agreement shall be pledged upon execution of this Agreement, the Future Shares shall be pledged upon the acquisition by the Pledgor of such Future Shares.
3.6
The validity and effect of the Pledges shall be independent from the validity and effect of any other pledge created hereunder and the Pledgee will hold separate and individual pledges and all such pledges shall rank pari passu in priority to any of the other pledges created hereunder.
3.7
Subject to Clause 13 (Release of Security), the Pledgor hereby irrevocably agrees that the Collateral will continue to be a security for the Secured Obligations following the transfer of rights and obligations (or any part thereof) by the Pledgor or any other Loan Party under the Loan Documents to any other person (waiver of section 418 German Civil Code (BGB) and all similar provisions under any applicable law).
3.8
The Pledgor shall:
a)
notify the Pledgee as soon as reasonably practicable following the issuance of any new shares after the date of this Agreement (including any registered and personalised non-

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par value shares (auf den Namen lautende Stückaktien ohne Nennbetrag)) in the capital of the Pledged Company by way of capital increases from shareholder funds (Kapitalerhöhung aus Gesellschaftermitteln); and

b)
enter into any additional and/or amendment security documents (which shall be substantially in the form of this Agreement) in respect of such new shares that the Pledgee may request following a notification by the Pledgor pursuant to paragraph a) above.

4.
Security purpose

The Collateral secures the prompt and complete satisfaction of the Secured Obligations.

The Collateral shall also cover any future increase or extension of the Secured Obligations (including but not limited to any change of any interest, any change of any other payment obligation in connection with the Loan Documents and any extension of maturity) and the Pledgor herewith expressly agrees that the provisions of section 1210 subsection 1 sentence 2 BGB shall not apply to this Agreement.

5.
Notification of Pledges to Pledged Company
5.1
The Pledgor hereby notifies the Pledged Company of the Collateral created hereunder in accordance with section 1280 BGB.
5.2
The Pledged Company hereby consents to the Pledges.
5.3
The Pledged Company confirms that it has not received any notice pursuant to which the Pledged Shares and/or ancillary rights pertaining thereto have been transferred to a person other than the Pledgor or pledged or otherwise provided for as security to any person, other than any notice received in respect of the Existing Share Pledge.

6.
Notification to Depository Bank
6.1
The Pledgor undertakes that it will within 15 (fifteen) Business Days from the date of this Agreement:
a)
notify the Depository Bank of the Collateral created pursuant to this Agreement; and
b)
notify and instruct the Depository Bank to designate the Depository Account as restricted (Eintragung eines Sperrvermerks) to the effect that no disposal over the Shares can occur without the prior consent of the Pledgee, in each case by delivering a notification substantially in the form set out in Schedule 1 Part 1 (Notification of Pledges to Depository Bank) by registered mail (Einschreiben mit Rückschein). The Pledgor shall provide the Pledgee with a copy of such notification and of the corresponding

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return receipt (Rückschein) promptly once received, but in any event within ten (10) Business Days from the date of its respective receipt.

6.2
The Pledgor shall use its commercially reasonable endeavours to that the Depository Bank acknowledges receipt of the notice and accepts the terms thereof, by countersigning and returning an acknowledgement of notice of pledge substantially in the form set out in Schedule 1 Part 2 (Acknowledgement of receipt) to the Pledgor and the Pledgee within forty-five (45) Business Days of service. For the avoidance of doubt, if the Pledgor has used its commercially reasonable endeavours but has not been able to obtain the acknowledgement or acceptance by the Depository Bank, its obligation to use its commercially reasonable endeavours to obtain the relevant acknowledgement or acceptance shall cease on the expiry of that forty-five (45) Business Day period.
6.3
Without prejudice to the obligations imposed on the Pledgor in Clause 6.1, the Pledgor hereby authorises the Pledgee and releases it for this purpose from the restrictions of self-dealing under Section 181 alternative 2 of the German Civil Code to notify the Depository Bank on its behalf of this Agreement and the security constituted hereunder by delivering a notification substantially in the form set out in Schedule 1 Part 1 (Notification of Pledges to Depository Bank) or in such form as the Pledgee deems appropriate, provided that the Pledgee shall only do so following an Enforcement Event which is continuing or where there has been a failure by the Pledgor to comply with its obligations to notify the Depository Bank in accordance with Clause 6.1 above.

7.
Distributions
7.1
Subject to paragraph 7.2 below, the Pledgor shall be fully authorised (ermächtigt)
a)
to collect, receive and retain any Distributions and any other payments (whether in cash or kind) made on or in respect of its Shares or Ancillary Rights (the "Payments on the Shares") and
b)
to exercise all its non-monetary Ancillary Rights,

in each case to the extent permitted by the Credit Agreement.

7.2
On or after the occurrence of an Enforcement Event which is continuing, the Pledgee may revoke, limit or impose conditions on the Pledgor's authorisation under paragraph 7.1 above by giving notice to the Pledgor. In particular, the Pledgee may require the Pledgor to (and the Pledgor shall) promptly pay an amount equal to or transfer any Distributions and any other Payments on the Shares (and, in each case, the proceeds thereof) received by it to the Pledgee or the Pledgee may require the Pledged Company to pay or transfer them directly to the Pledgee. The Pledgee will treat them as additional collateral for the Secured Obligations and shall be entitled to apply them towards the discharge of the Secured Obligations.

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7.3
If the Pledgee exercises its revocation rights pursuant to paragraph 7.2 above, the Pledgor shall promptly upon request by the Pledgee supply to it all documents relating to the assets that are subject to the Collateral.

8.
Exercise of membership rights
8.1
Notwithstanding any other term of this Agreement, the Pledgor retains all voting and other membership rights in respect of its Shares.
8.2
The Pledgor shall exercise its membership rights (including voting rights) in respect of its Shares:
a)
subject to any requirement for consent by the Pledgee pursuant to § 1276 BGB; and
b)
in good faith in a manner which does not adversely affect the validity or enforceability of the Collateral or the security purpose as described in Clause 4 (Security purpose) hereof or which would defeat, impair or circumvent the rights of the Pledgee hereunder in any respect.
8.3
The Pledgor shall inform the Pledgee promptly in writing of all matters concerning the Pledged Company which might adversely affect the existence or the enforceability of the Collateral. In particular, the Pledgor shall notify the Pledgee promptly of any Pledged Company shareholders' meeting at which a resolution is intended to be adopted which could reasonably be expected to have a materially adverse effect (nachteilige Auswirkung) on the existence or the enforceability of the Collateral.

9.
Further Assurance

The Pledgor shall from time to time and at its own expense, give all such assurances and do all such things as the Pledgee may reasonably require to enable the Pledgee to perfect, preserve or protect the existence or the enforceability of the Collateral or the priority of the Collateral or to exercise any of the rights conferred on the Pledgee by this Agreement or by law and to that intent the Pledgor shall execute all such instruments, deeds and agreements, obtain all necessary consents and/or other authorisations to create legally and validly, without any breach of contract or duty, the Collateral, and shall give all such notices and directions as the Pledgee may reasonably consider expedient.

10.
Enforcement

10.1
Right of enforcement
a)
The Pledgee shall be entitled to enforce the Collateral in accordance with this Clause 10 at any time after an Enforcement Event has occurred and is continuing and if the requirements in sections 1273 para. 2, 1204 et seq. BGB with respect to the enforcement

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are met (Pfandreife), in particular the Secured Obligations secured by the Collateral have become due and payable and remain unpaid.

b)
Waiving section 1277 sentence 1 first half-sentence BGB, the enforcement of the Collateral (or any part thereof) shall not require an enforceable title (vollstreckbarer Titel) and shall not be required to be effected pursuant to the provisions on foreclosure (nach den für die Zwangsvollstreckung geltenden Vorschriften).

10.2
Manner of enforcement
a)
The Pledgee shall be entitled to enforce their Collateral (in whole or in part) in any manner permitted by law, including a sale of all or part of the Collateral by way of public auction and, if and to the extent a stock exchange or market price exists for the Collateral, through an officially authorised broker (öffentlich ermächtigter Handelsmäkler). The public auction may be held at any place in Germany determined by the Pledgee. With respect to Ancillary Rights, the Pledgee may in particular:
aa)
collect (einziehen) all Ancillary Rights pursuant to sections 1282 para. 1, 1288 para. 2 BGB;
bb)
dispose (verfügen) of the Ancillary Rights in any other manner, waiving section 1282 para. 2 BGB; and
cc)
exercise all Ancillary Rights.
b)
The Pledgee may take all measures and enter into all agreements with the Pledged Company or any other person which they reasonably consider necessary or expedient in connection with the enforcement of their Collateral and which are permitted by applicable law.

10.3
Notice of enforcement

The Pledgee shall give the Pledgor at least ten (10) calendar days prior written notice (Androhung) of the time and place of the public auction and their intention to enforce their respective Collateral (which notice may be given to the Pledgor at the same time any notice of acceleration is given by the Administrative Agent to the Pledged Company under the Credit Agreement). The giving of such notice shall not be required if it is infeasible (untunlich), in particular if:

a)
the Pledgor has generally ceased to make any payments,
b)
an application for the institution of insolvency proceedings is filed by or against the Pledgor (except where such filing is frivolous or vexatious and is discharged, stayed or dismissed within 15 Business Days after filing); or

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c)
there is reason to believe that observance of the notice period pursuant to sentence 1 of this Clause 10.3 would adversely affect the enforceability of the Collateral (or any part thereof).

10.4
Immediate recourse

The Pledgee is not required to enforce any other security interests or guarantee or demand payment from any person before enforcing their Collateral in accordance with this Clause 10.

10.5
Selection of security interests and extent of enforcement
a)
The Pledgee shall be entitled to determine, in its sole discretion, which Collateral (and/or other security interests securing the Secured Obligations) shall be used to satisfy any of the Secured Obligations and shall be enforced and the order of such enforcement. The Pledgee may enforce all or part of its Collateral separately or collectively in a single public auction (Gesamtversteigerung), and separately from, or together with, security interests over stocks or other ownership interests in other companies or other assets of the Pledgor or other persons.
b)
Waiving sections 1273 para. 2, 1230 sentence 2 BGB, the Pledgee may enforce more Collateral or other security interests than required to satisfy the Secured Obligations.

10.6
Further assurance

The Pledgor shall from time to time and at its own cost and expense do all such acts and execute all such documents as the Pledgee may reasonably require or deem necessary to facilitate the enforcement of all or any part of the Collateral and the exercise of all powers, authorities and discretions vested in the Pledgee under this Agreement or by law, in particular assist the Pledgee in the exercise, collection or disposal of its Ancillary Rights.

10.7
Voting rights and shareholders' meetings

Notwithstanding the occurrence of an Enforcement Event, the Pledgee shall not, whether as proxy or otherwise, be entitled to exercise the voting or membership rights attached to the Shares. After the occurrence of an Enforcement Event, the Pledgor shall permit the Pledgee (or its proxy or any other person designated by the Pledgee) to participate in any shareholders' meeting of the Pledged Company as observer without power to vote. The Pledgor shall give the Pledgee at least 5 (five) Business Days' prior written notice of the date and place of any such shareholders' meeting and supply to the Pledgee a copy of the draft of any proposed resolution and any documents distributed to it in connection therewith promptly upon receipt.

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10.8
Application of proceeds

All amounts or other proceeds (whether cash or non-cash) from time to time received or recovered by the Pledgee in connection with the enforcement of all or any part of the Collateral shall be held and applied by the Pledgee in accordance with the terms of the Loan Documents. After the Payment in Full of all Secured Obligations, any remaining proceeds shall be transferred to the Pledgor.

11.
Representations and Warranties

The Pledgor hereby represents and warrants to the Pledgee that as of the date hereof:

11.1
The Pledged Company
a)
The Pledged Company is a Societas Europaea duly incorporated and validly existing under German law.
b)
No amendment to the articles of association of the Pledged Company has been resolved upon which is not included in the copy of the articles of association filed with the commercial register as at the date of this Agreement.
c)
All information in this Agreement about the Existing Shares and the Pledged Company is true and correct, unless any such inaccuracy does not adversely affect the validity, enforceability or ranking of the Collateral or the rights and remedies of the Pledgee under this Agreement.
d)
The place where all material managerial decisions of the Pledged Company are implemented (tatsächlicher Verwaltungssitz), is in Germany.

11.2
The security assets
a)
It is the sole legal and beneficial owner of the Collateral and it is entitled to freely dispose (verfügen) of the Collateral and to freely receive, exercise and dispose (verfügen) of all Ancillary Rights.
b)
The Existing Shares are deposited in the Depository Account and are free from any encumbrances or third-party rights, claims, title or charge whatsoever (other than the Existing Pledges and the Pledges created under this Agreement and subject to Liens permitted pursuant to the Credit Agreement).
c)
The Existing Shares are not subject to any additional capital contributions (nicht nachschusspflichtig) (whether in cash or in kind) and no repayment of the Existing Shares has been made.

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d)
The statements made in relation to the Existing Shares are true and accurate in all material respects.

11.3
The Collateral
a)
It is not subject to any restriction of any kind with regard to the creation of the Collateral and neither the granting of the Collateral nor the transfer of the Collateral upon enforcement thereof requires or will require the consent of the Pledged Company, any shareholder of the Pledged Company or any other person, except under the Existing Share Pledge and the Existing Credit Agreement.
b)
The Pledges created under this Agreement will be first ranking upon the occurrence of the Release and subject to Liens permitted pursuant to the Credit Agreement.

12.
Undertakings of the Pledgor

During the term of this Agreement the Pledgor undertakes unless otherwise not prohibited under the Credit Agreement:

12.1
Capital contributions

The Pledgor shall promptly make any contributions to the share capital of the Pledged Company (whether in cash or in kind) and other payments to be made in respect of any of the Shares.

12.2
Creditor's actions

If any attachment (Pfändung), enforcement or other creditor's process by any person affects any of the Collateral, the Pledgor shall:

a)
promptly upon becoming aware, notify the Pledgee;
b)
promptly supply to the Pledgee a copy of the attachment order (Pfändungsbeschluss) and any transfer order (Überweisungsbeschluss) (or such other documents executing the relevant enforcement or creditors' process); and
c)
promptly upon request by the Pledgee and at the cost of the Pledgor deliver to the Pledgee any other document which the Pledgee may reasonably require or deem necessary for a defence against such attachment or other enforcement or creditors' process, notify such other person in writing of the Pledges, and render to the Pledgees all assistance necessary or expedient to protect the Pledges and the rights and remedies of the Pledgees under this Agreement.

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12.3
Access and transfer of information

The Pledgor shall promptly upon request by the Pledgee following an Event of Default which is continuing, without prejudice to the Pledgees' rights to request and obtain the same directly from the Pledged Company, supply to the Pledgee copies of all documents and all other information pertaining to the Collateral which are necessary or expedient for the examination, evaluation and/or assertion of the Collateral.

12.4
No adverse actions
a)
Except as a result of payments permitted pursuant to Clause 7.1 (Distributions) or any disposal, reorganisation, security interest or other transaction, action or step permitted under the Loan Documents, the Pledgor shall not take or participate in any action (or permit the taking of any action by the Pledged Company or any other person) which could adversely affect any Collateral or its existence, including:
aa)
the amendment of the articles of association of the Pledged Company creating a right of redemption (Einziehungsrecht) of the Pledged Company in respect of any of the Shares or the giving of consent to any such redemption (Einziehung) by the Pledged Company;
bb)
the liquidation of the Pledged Company or the termination (Kündigung) of the membership in the Pledged Company; or
cc)
the resolution of a capital decrease (Kapitalherabsetzung).
b)
Except as a result of any disposal, reorganisation, security interest or other transaction, action or step permitted under the Credit Agreement, the Pledgor shall not:
aa)
dispose (verfügen) of the Pledged Shares or any other assets that are subject to the Collateral;
bb)
create or permit to subsist any security or any claims, third party rights or competing interests over the Pledged Shares or any assets that are subject to the Collateral, except with respect to the Existing Share Pledge until the occurrence of the Release; or
cc)
take or participate in any action (or permit the taking of any action by the Pledged Company or any other person) which could adversely affect the validity, enforceability or ranking of the Pledges or the rights or remedies of the Pledgee under this Agreement or applicable law, including an amendment to the articles of association of the Pledged Company creating a requirement for consent by the Pledged Company, the shareholders of the Pledged Company or any other person for a disposal of any Collateral or a right of first refusal (Vorkaufsrecht), option to purchase or similar right of any person in respect of any of the Shares.

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13.
Release of Security
13.1
The Parties are aware that, upon the Payment in Full of all Secured Obligations, the Pledges will expire and cease to exist by operation of law. The Pledgee shall as soon as reasonably practical or upon request of the Pledgor (at the sole cost and expense of the Pledgor):
a)
confirm to the Pledgor as a matter of record the release of the Pledges;
b)
surrender (auskehren) any excess amounts of the enforcement proceeds (if any) to the Pledgor,

except to the extent that another person has been subrogated to, or is entitled to request the assignment to it of, any of the Secured Obligations or is otherwise entitled to the Pledges or the enforcement proceeds; and

13.2
Prior to the complete and irrevocable satisfaction of the Secured Obligations, the Pledgee shall release Collateral (or any part thereof) if and to the extent required by mandatory law. In addition, if the aggregate realisable value (realisierbarer Wert) of all security granted to secure the Secured Obligations, not only temporarily, exceeds 110 per cent. of the Secured Obligations, the Pledgee shall, upon demand of the Pledgor release such part of the Collateral or other security as the Pledgee may determine in its discretion so as to reduce the realisable value of the security to 110 per cent. of the Secured Obligations.

14.
Waiver of Defence

The Pledgor hereby waives:

a)
all rights it may have pursuant to sections 1273 para. 2, 1211 para. 1 sentence 1 alternative 1 BGB to invoke defences of any Loan Party against any of the Secured Obligations owing by that Loan Party (Einreden des Hauptschuldners) and expressly agrees to any waiver by any other Loan Party of any such defences in the Loan Documents; and
b)
all defences it may have pursuant to sections 1273 para. 2, 1211 para. 1 sentence 1 alternative 2, 770 BGB (whether applied directly or by analogy), including the defence to invoke any Loan Party's right of revocation (Einrede der Anfechtbarkeit) and (unless the counterclaim of the relevant Loan Party is undisputed or has been confirmed in a final non-appealable judgement) any Pledgee's or Debtor's right of set-off (Einrede der Aufrechenbarkeit).

15.
Duration and Independence
15.1
This Agreement shall remain in full force and effect until the full and complete payment and discharge of the Secured Obligations. The Pledges shall not cease to exist if the Loan Parties have only temporarily discharged the Secured Obligations.

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15.2
This Agreement shall create a continuing security and no change, amendment, restatement, supplement or waiver whatsoever in relation to the Loan Documents and the Secured Obligations (including, for the avoidance of doubt, an increase of the Secured Obligations) or in relation to any other security shall affect the validity and the scope of the Pledges and this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.
15.3
The Pledges shall remain valid notwithstanding any measure taken by the Pledgee (i) against the Pledgor to collect the Pledgee's claims (in particular if the Pledgee grants payment deferrals) or

(ii) with respect to a release of guarantors, sureties or collateral or the conclusion of a settlement or another agreement with persons directly or indirectly concerned by the terms of this Agreement.

15.4
This Agreement is in addition to, and independent from any other security or guarantee the Pledgee may now or hereafter hold in respect of the Secured Obligations. None of such security interests or guarantees shall prejudice, or shall be prejudiced by, or shall be merged or commingled in any way with the Pledges.

16.
Notices and Language
16.1
Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax, electronic means or letter, to the address and to the department or officer, if any for whose attention the communication is to be made as set forth below:

If made to the Pledgee:

JPMorgan Chase Bank, N.A. 131 S Dearborn St, Floor 04

Chicago, IL, 60603-5506

Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com

If made to Pledgor:

ADTRAN Holdings, Inc. c/o ADTRAN, Inc.

901 Explorer Boulevard

Huntsville, Alabama 35806 USA

Attention of: Timothy Santo

E-mail: timothy.santo@adtran.com

with a copy to (which shall not constitute notice): Sidley Austin LLP

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2323 Cedar Springs, Suite 2600

Dallas, TX 75201 Attention: Alison Boren Email: aboren@sidley.com

16.2
Any notice sent by Pledgee or Pledgor by any of the above methods shall be deemed to be given when so received. Pledgee shall be fully entitled to rely upon any facsimile transmission, e-mail or other writing purported to be sent by any authorized officer of Pledgor as being genuine and authorized.
16.3
Unless otherwise required by statutory German law, any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail, provided that if a German translation of a legal term appears in such text, the German translation shall prevail.

17.
Partial invalidity
a)
Should, at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties' intent to uphold this Agreement even without the void, invalid or ineffective provisions.
b)
The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.

18.
Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof or constitute an election to affirm this Agreement. No election to affirm this Agreement on the part of the Pledgee shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

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19.
Amendments

Unless another form is required by law, any changes, waivers and amendments of this Agreement including this Clause 19 must be made in writing in order to be effective. No oral supplements to this Agreement have been made.

20.
Transfer of rights
20.1
The Pledgor hereby consents to and agrees that the Pledgee may at any time novate, assign, transfer, charge or otherwise dispose of any of its rights and/or obligations under this Agreement or any related document, provided that any such novation, assignment, transfer, charge or other disposition is made only together with the corresponding Secured Obligations, the Parallel Debt or the role of successor Administrative Agent (as applicable), and is permitted under the Credit Agreement. The Pledgor shall enter into any documentation that the Pledgee may reasonably require in order to effect any such novation, assignment, transfer, charge or other disposition.
20.2
The Pledgor shall not, without the prior written consent of the Pledgee, assign, transfer or hold upon trust any of its rights and/or obligations under this Agreement or any related document.

21.
Governing law and jurisdiction
21.1
This Agreement and any non-contractual obligation arising in respect hereof is governed by German law.
21.2
The courts of Frankfurt am Main, Germany have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). The Parties agree that the courts of Frankfurt am Main, Germany are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

The Pledgee shall not be prevented from taking proceedings relating to a Dispute in any other courts within either a member state of the European Union or any state that is party to the Lugano II Convention and which in each case have jurisdiction pursuant to the provisions of Chapter II, Sections 1 and 2 of the Brussels I Regulation (recast) or pursuant to the provisions of Title II, Sections 1 and 2 of the Lugano II Convention. To the extent allowed by law, the Pledgee may take concurrent proceedings in any number of the jurisdictions identified in this paragraph that are competent to hear those proceedings.

In this paragraph, "Brussels I Regulation (recast)" means EU Regulation (1215/2012) on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters (recast) and "Lugano II Convention" means the Convention on Jurisdiction and the

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Recognition and Enforcement of Judgments in Civil and Commercial Matters, originally signed at Lugano on 30 October 2007.

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Gleiss Lutz

Signatures

The Pledgor

ADTRAN Holdings, Inc.:

/s/ Timothy Santo /s/ James D. Wilson, Jr.

Name: Timothy Santo Name: James D. Wilson, Jr.

Position: Chief Financial Officer Position: Chief Revenue Officer

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The Pledgee

JPMORGAN CHASE BANK, N.A.:

/s/ Christopher W. Austin

Name: Christopher Austin

Position: Authorized Officer

Signature Page to Share Pledge Agreement

Gleiss Lutz

The Pledged Company

Adtran Networks SE:

/s/ Timothy Santo /s/ Thomas R. Stanton

Name: Timothy Santo Name: Thomas R. Stanton

Position: Member of the Management Board Position: Member of the Management Board